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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Advanced Micro Devices, Inc. 2000 Stock Incentive Plan of our report dated January 14, 2000, with respect to the consolidated financial statements and schedule of Advanced Micro Devices, Inc. included in its Annual Report (Form 10-K) for the year ended December 26, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

San Jose, California
January 31, 2001